As filed with the Securities and Exchange Commission on September 7, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

GENESIS MICROCHIP INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0584301
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2150 Gold Street Alviso, California	95002
(Address of Principal Executive Offices)	(Zip Code)

1997 Employee Stock Option Plan

2000 Nonstatutory Stock Option Plan

(Full title of the plans)

Elias Antoun

President & Chief Executive Officer

Genesis Microchip Inc.

2150 Gold Street

Alviso, CA 95002

(Name and address of agent for service)

(408) 262-6599

(Telephone number, including area code, of agent for service)

Copy to:

Selim Day, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

1301 Avenue of the Americas, 40th Floor

New York, NY 10019

(212) 999-5800

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001, approved for issuance under the 1997 Employee Stock Option Plan	538,558	$11.75	$6,328,056.50	$677.10
Common Stock, par value $0.001, approved for issuance under the 2000 Nonstatutory Stock Option Plan	1,256,635	$11.75	$14,765,461.25	$1,579.90
TOTAL:	1,795,193		$21,093,517.75	$2,257.00

(1)	Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the high and low price per share of the common stock as reported on the Nasdaq National Market on September 5, 2006.

REGISTRATION STATEMENT

PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

On February 21, 2002, Genesis Microchip Inc. (the “Registrant”) filed a Registration Statement on Form S-8 (Registration No. 333-83170) with the Securities and Exchange Commission to register shares of the Registrant’s common stock that were reserved for issuance pursuant to options granted under the Registrant’s 1997 Employee Stock Option Plan, 2000 Nonstatutory Stock Option Plan and 1997 Employee Stock Purchase Plan. On December 23, 2002, the Registrant filed an additional Registration Statement on Form S-8 (Registration No. 333-102161) with respect to the Registrant’s 1997 Employee Stock Option Plan, 2000 Nonstatutory Stock Option Plan and 1997 Employee Stock Purchase Plan. On October 15, 2003, the Registrant filed an additional Registration Statement on Form S-8 (Registration No. 333-109719) with respect to the Registrant’s 1997 Employee Stock Option Plan and 2000 Nonstatutory Stock Option Plan. On December 3, 2003, the Registrant filed an additional Registration Statement on Form S-8 (Registration No. 333-110881) with respect to the Registrant’s 1997 Employee Stock Purchase Plan. On November 1, 2004, the Registrant filed an additional Registration Statement on Form S-8 (Registration No. 333-120136) with respect to the Registrant’s 1997 Employee Stock Option Plan, 2000 Nonstatutory Stock Option Plan and 1997 Employee Stock Purchase Plan. On November 10, 2005, the Registrant filed an additional Registration Statement on Form S-8 (Registration No. 333-12964) with respect to the Registrant’s 1997 Employee Stock Option Plan, 2000 Nonstatutory Stock Option Plan, and 1997 Employee Stock Purchase Plan. Each Registration Statement is incorporated herein by this reference.

The Registrant is filing this Registration Statement on Form S-8 to register additional shares of its common stock that have been reserved for issuance pursuant to options granted under the Registrant’s 1997 Employee Stock Option Plan and 2000 Nonstatutory Stock Option Plan.

Pursuant to the “evergreen” provisions of the 1997 Employee Stock Option Plan, the number of shares of the Registrant’s common stock for which options may be granted under that plan was increased by 538,558 shares, effective April 1, 2006.

Pursuant to the “evergreen” provisions of the 2000 Nonstatutory Stock Option Plan, the number of shares of the Registrant’s common stock for which options may be granted under that plan was increased by 1,256,635 shares, effective April 1, 2006.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS

Exhibit Number	Exhibit Description
4.1(1)	Certificate of Incorporation of the Registrant.

4.2(2)	Amended and Restated Bylaws of the Registrant.

4.3(3)	Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock of the Registrant.

4.4(3)	Preferred Stock Rights Agreement, dated as of June 27, 2002, between the Registrant and Mellon Investor Services, L.L.C., as amended on March 16, 2003.

4.5(1)	Form of Common Stock Certificate of the Registrant.

4.6(4)	The 1997 Employee Stock Option Plan.

4.7	The 2000 Nonstatutory Stock Option Plan.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, regarding the validity of the securities being registered.

23.1	Consent of KPMG LLP.

23.2	Consent of Counsel (contained in Exhibit 5.1).

24.1	Power of Attorney (see signature page).

(1)	Incorporated by reference to the Registrant’s Registration Statement on Form S-4 (File No. 333-72202) filed with the Securities and Exchange Commission on October 25, 2001, as amended.
(2)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on July 29, 2002, as amended.
(3)	Incorporated by reference to the Registrant’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on August 5, 2002, as amended by the Registrant’s Registration Statement on Form 8-A/A filed with the Securities and Exchange Commission on March 31, 2003.
(4)	Incorporated herein by reference to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 8, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alviso, State of California, on September 7, 2006.

GENESIS MICROCHIP INC.

By:	/S/ MICHAEL HEALY
Michael Healy
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Elias Antoun and Michael Healy, and each of them, with full power to act alone without the other, his true and lawful attorneys-in-fact, with full power of substitution, for him in his name, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on September 7, 2006.

Signature	Title

/S/ ELIAS ANTOUN Elias Antoun	President, Chief Executive Officer and Director (Principal Executive Officer)

/S/ MICHAEL HEALY Michael Healy	Senior Vice President, Finance and Chief Financial Officer (Principal Finance and Accounting Officer)

/S/ JON CASTOR Jon Castor	Director

/S/ CHIEH CHANG Chieh Chang	Director

/S/ TIM CHRISTOFFERSEN Tim Christoffersen	Director

/S/ JEFFREY DIAMOND Jeffrey Diamond	Chairman of the Board

/S/ ROBERT H. KIDD Robert H. Kidd	Director

/S/ CHANDRASHEKAR M. REDDY Chandrashekar M. Reddy	Director

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description
4.1(1)	Certificate of Incorporation of the Registrant.

4.2(2)	Amended and Restated Bylaws of the Registrant

4.3(3)	Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock of the Registrant

4.4(3)	Preferred Stock Rights Agreement, dated as of June 27, 2002, between the Registrant and Mellon Investor Services, L.L.C., as amended on March 16, 2003

4.5(1)	Form of Common Stock Certificate of the Registrant

4.6(4)	The 1997 Employee Stock Option Plan

4.7	The 2000 Nonstatutory Stock Option Plan

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, regarding the validity of the securities being registered

23.1	Consent of KPMG LLP

23.2	Consent of Counsel (contained in Exhibit 5.1)

24.1	Power of Attorney (see signature page)

(1)	Incorporated by reference to the Registrant’s Registration Statement on Form S-4 (File No. 333-72202) filed with the Securities and Exchange Commission on October 25, 2001, as amended.
(2)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on July 29, 2002, as amended.
(3)	Incorporated by reference to the Registrant’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on August 5, 2002, as amended by the Registrant’s Registration Statement on Form 8-A/A filed with the Securities and Exchange Commission on March 31, 2003.
(4)	Incorporated herein by reference to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on November 8, 2005.